EXHIBIT 99.1

News Release
Contacts:	Lonny D. Robinson Chief Financial Officer 213.401.2311	Angie Yang/Evan Pondel Investor Relations PondelWilkinson Inc. 310.279.5980 investor@pondel.com

CENTER FINANCIAL ANNOUNCES $10 MILLION STOCK REPURCHASE PROGRAM

LOS ANGELES, CA – May 24, 2007 – Center Financial Corporation (NASDAQ:CLFC), the holding company for Center Bank, today announced that its board of directors authorized a stock buyback program to repurchase up to an aggregate of $10.0 million of its issued and outstanding common shares in the open market effective immediately for a period of twelve months ending May 24, 2008. Center Financial had 16,661,121 shares outstanding as of March 31, 2007. At current valuations, this repurchase plan would authorize the buyback of approximately 600,000 shares, or 3.6% of the company’s outstanding shares.

“The board’s approval of the share repurchase plan underscores its confidence in the long-term prospects of Center Bank and a firm commitment to shareholders,” said Jae Whan (J. W.) Yoo, president and chief executive officer. “We consider this repurchase plan to be a sound and timely decision at current valuations. With the recent lifting of our informal memorandum of understanding, along with consistent financial performance and high asset quality, we are confident in our ability to capitalize on strategic opportunities and further enhance shareholder value.”

The timing of stock repurchases and the number of shares of common stock to be repurchased will be at management’s discretion, after consideration of factors such as the market price of the stock, the nature of other investment opportunities or growth projections, available cash flows from operations, general economic conditions, established and special trading blackout periods, and other factors. Repurchases under the program will be made from the company’s available working capital. The repurchase program is intended to be structured to conform to the safe harbor provisions of Securities and Exchange Commission Rule 10b-18.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s leading financial institutions focusing on the Korean-American community, with total assets of $1.87 billion at March 31, 2007. Headquartered in Los Angeles, Center Bank operates 26 branch and loan production offices. Of the company’s 17 full-service branches, 15 are located throughout Southern California, along with one branch each in Chicago and Seattle. Center Bank’s nine loan production offices are strategically located in Phoenix, Seattle, Denver, Washington D.C., Las Vegas, Atlanta, Honolulu, Houston and Dallas. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

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This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the company’s ability to capitalize on strategic opportunities and further enhance shareholder value and the anticipated growth of Center Financial and Center Bank. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; changes in interest rates; new litigation or changes or adverse developments in existing litigation; and regional and general economic conditions. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

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